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                                                                    EXHIBIT 1.1















                                7,200,000 Shares

                              OCULAR SCIENCES, INC.

                    COMMON STOCK (PAR VALUE $0.001 PER SHARE)



                             UNDERWRITING AGREEMENT



                             ________________, 1997


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                                                             ____________, 1997



Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Cowen & Company
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Ladies and Gentlemen:

         Ocular Sciences, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "Underwriters"), and certain stockholders of the Company (the "Selling Stockholders") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 7,200,000 shares of the Common Stock (par value $0.001 per share) of the Company (the "Firm Shares"), of which 3,600,000 shares are to be issued and sold by the Company and 3,600,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule I hereto. The Company is successor by merger to O.S.I. Corporation, a California corporation (the "Predecessor"), as a result of a reincorporation transaction that became effective on ____________, 1997 (the "Reincorporation"). For the purposes of
Section 1 hereof, all references to "Company" shall also refer to the Predecessor prior to the Reincorporation.

         Certain of the Selling Stockholders also propose to sell to the several Underwriters not more than an additional 1,080,000 shares of its Common Stock (par value $0.001 per share) (the "Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock (par value $0.001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "Sellers."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve out of the Shares set forth opposite its name on Schedule II to this Agreement, up to ____________ shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "Directed Shares") will be sold by Morgan Stanley pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.





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         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to and agrees with each of the Underwriters that:

        (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section l(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

        (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined below), taken as a whole.

        (d) Other than O.S.I. Puerto Rico Corporation, a Delaware corporation ("OSI Puerto Rico"), O.S.I. Canada Corporation, a New Brunswick corporation ("OSI Canada"), Ocular Sciences Limited, a company organized in the United Kingdom ("OSL"), and Ocular Sciences Hungary, a Hungarian corporation ("OSH") (each of OSH, OSI Puerto Rico, OSI Canada and OSL being referred to herein as a "Subsidiary" and collectively as the "Subsidiaries"), the Company has no subsidiaries. Each Subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are beneficially owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

        (e) The Company and each of its Subsidiaries have good and marketable title to all personal and real property owned by them that is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and each of its Subsidiaries; and any real property and buildings held under lease by the Company and each of its Subsidiaries are held by them under valid, subsisting and enforceable leases except with such exceptions as are not material to the Company and do not interfere with the current and proposed use of such property and buildings by the Company and each of its Subsidiaries, in each case except as described in or contemplated by the Prospectus.




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        (f) This Agreement has been duly authorized, executed and delivered by the Company.

        (g) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

        (h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in the Prospectus and other than options to purchase 3,079,694 shares of the Company's Common Stock granted to employees pursuant to the Company's 1989 Stock Option Plan (the "1989 Plan") and the Company's 1992 Officers and Directors Stock Option Plan (the "1992 Plan") as described in the Prospectus, neither the Company nor any of its Subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws (or applicable exemptions thereof) and were not issued in violation of any preemptive rights, rights of first refusal and other similar rights.

        (i) The Shares to be sold by the Company have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

        (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or governmental agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or international jurisdictions in connection with the offer and sale of the Shares.

        (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and Subsidiaries, taken as a whole, from that set forth in the Prospectus.

        (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated Subsidiaries, taken as a whole, except in each case as described or specifically contemplated in the Prospectus.

        (m) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.





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        (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

        (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

        (p) There is no owner of any securities of the Company who has any right, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement or the sale of any shares thereunder. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except in each case as described in the Prospectus.

        (q) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any material insurance coverage sought or applied for since May 1, 1993; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

        (r) The Company and each of its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

        (s) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

        (t) Except as specifically disclosed in the Prospectus, (i) the Company and its Subsidiaries own or possess adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary to conduct their respective businesses in the manner described in the Prospectus , (ii) neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how that could reasonably be expected to result in any material adverse effect upon the Company and its Subsidiaries, taken as a whole, and (iii) the discoveries, inventions, products or processes of the Company and its Subsidiaries referred to in the Prospectus do not, to the best knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process that could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.





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        (u) The Company and its Subsidiaries possess all consents, approvals, orders, certificates, authorizations and permits issued by, and has made all declarations and filings with, all appropriate federal, state or foreign governmental and self-regulatory authorities and all courts and other tribunals necessary to conduct their respective businesses and to own, lease, license and use their properties in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and neither the Company nor its Subsidiaries has received any notice of proceedings related to the revocation or modification of any such consent, approval, order, certificate, authorization or permit that, singly or in the aggregate, could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

        (v) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals of the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (w) No material labor dispute with employees of the Company or any of its Subsidiaries exists or to the knowledge of the Company is imminent, and, without conducting any independent investigation, the Company is not aware of any written communication of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, the earnings, the business or operations of the Company and its Subsidiaries, taken as a whole.

        (x) __________ and ________ outstanding shares of the Common Stock and securities convertible into or exercisable or exchangeable for Common Stock, respectively, are subject to valid, binding and enforceable agreements (collectively, the "Lock-Up Agreements") that restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible or exercisable or exchangeable for Common Stock, for a period of 180 days, respectively, after the date of the Prospectus without the prior written consent of Morgan Stanley.

        (y) The Company has notified each holder of a currently outstanding option issued under the 1989 Plan and 1992 Plan and each person who has acquired shares of Common Stock pursuant to the exercise of any option granted under the 1989 Plan and 1992 Plan, that none of such options or shares may be sold or otherwise transferred or disposed of for a period of 180 days after the date of the initial public offering of the Shares and has imposed a stop-transfer instruction with the Company's transfer agent in order to enforce the foregoing lock-up provision imposed pursuant to the 1989 Plan and 1992 Plan.

        (z) As of the date the Registration Statement became effective, the Common Stock was authorized for quotation on The Nasdaq National Market upon official notice of issuance.

        (aa) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

        (bb) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus fairly present, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; said financial statements







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    have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

        (cc) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

        (dd) The Shares to be sold by the Selling Stockholders pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

        (ee) The Company does not own any equity or capital interests in any corporation, partnership, joint venture, association or other entity, other than the Subsidiaries.

         Furthermore, the Company represents and warrants to Morgan Stanley that
(i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

        (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding obligation upon such Selling Stockholder.

        (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and the Company, as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such Selling Stockholder's attorneys-in-fact to the extent set forth therein (the "Power of Attorney") does not contravene any provision of applicable law, or the certificate of incorporation or bylaws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any material agreement or other material instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required under the Securities Act or by the state securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

        (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

        (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.






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        (e) Upon delivery of and payment for the stock to be sold by such
    Selling Stockholder as provided in this Agreement and upon registration of the Shares in the names of the Underwriters (or their nominees) in the stock records of the Company, the Underwriters will be the owners of the Shares, free and clear of any adverse claim, security interests, liens, equities and other encumbrances, provided that the Underwriters are purchasing the Shares in good faith and without notice of any adverse claim.

        (f) All information furnished in writing by or on behalf of such Selling Stockholder for use in the Registration Statement is, and on the Closing Date will be, true, correct and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, and all information furnished in writing by or on behalf of such Selling Stockholder for use in the Prospectus is, and on the Closing Date will be, true, correct and complete, and does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading in the light of the circumstances under which they were made.

         3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $______ a share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Selling Stockholders agree to sell to the Underwriters, severally and not jointly, and the Underwriters shall have a one-time right to purchase, at the Purchase Price, such number of Additional shares as is set forth with respect to such Selling Stockholder on Schedule I hereto. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Selling Stockholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         Each Seller hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (the "Market Stand-Off"). The foregoing sentence shall not apply to
(A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) options issued under the 1989 Plan, 1992 Plan, the 1997 Equity Incentive Plan, the 1997 Directors Stock Option Plan, and the shares issuable upon exercise thereof, (D) shares issued under the 1997 Employee Stock Purchase Plan and the shares issuable upon exercise thereof; provided, however, that any receiver of securities issued under (B), (C) or (D) above agrees to the Market Stand-Off. In addition, each Selling Stockholder agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the






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

date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $_____ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $0.___ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $___ a share, to any Underwriter or to certain other dealers.

         5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made in federal or immediately available funds at the office of Fenwick & West LLP at 10:00 A.M., New York time, on _____________, 1997 or at such other time on the same or such other date, not later than ______________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

         Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Company in same day funds at the office of Fenwick & West LLP at 10:00 A.M., New York time, on the date specified in the notice described in Section 3 or on such other date as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. CONDITIONS TO THE UNDERWRITER'S OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York time) on the date hereof.

         The several obligations of the Underwriters are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company on behalf of the Company, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Fenwick & West LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the Company maintains employees or leased or owned real property;

                  (ii) OSI Puerto Rico has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and corporate authority to own its property and to conduct its business as described in the Prospectus;

                  (iii) to such counsel's knowledge, other than director qualifying shares, the Company is the sole holder of all outstanding stock of the Subsidiaries;

                  (iv) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                  (v) the shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued and non-assessable and, to such counsel's knowledge, fully paid;

                  (vi) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and, to such counsel's knowledge, the issuance of such Shares will not be subject to any preemptive or similar rights;

                  (vii) to the knowledge of such counsel, there is no owner of any securities of the Company who has any rights, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement;

                  (viii) the Company has corporate power and corporate authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by the Company;

                  (ix) this Agreement has been duly authorized, executed and delivered by the Company;

                  (x) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole (where such agreements and instruments have been identified to such counsel by the Company as all of the material agreements and instruments binding upon the Company or its Subsidiaries) (the "Material Agreements"), or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or governmental agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or international jurisdictions in connection with the offer and sale of the Shares (as to which such counsel need not opine);

                  (xi) to such counsel's knowledge based solely upon oral advice from the Staff of the Commission: (I) the Registration Statement has become effective under the Securities Act, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act, and (II) any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);

                  (xii) the Shares to be sold under this Agreement to the Underwriters by the Company and the Selling Stockholders are duly authorized for quotation on the Nasdaq National Market;

                  (xiii) the statements (A) in the Prospectus under the captions "Management--Director Compensation," "Management--Indemnification of Directors and Executive Officers and Limitation of Liability," "Management--Employee Benefit Plans," "Certain Transactions" (except the third, fourth and fifth paragraphs of "OSL Acquisition and Related Litigation" thereunder), "Description of Capital Stock," and "Shares Eligible for Future Sale" and "Underwriters" (to the extent of the description of this Agreement) and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (xiv) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, or to such counsel's knowledge, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (xv) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xvi) the Agreement and Plan of Merger (the "Plan of Merger") by and between the Company and the Predecessor has been duly authorized by all necessary Board of Directors and stockholder action on the part of the Company and the Predecessor and has been duly executed and delivered by each of the parties thereto;

                  (xvii) the execution and delivery of the Plan of Merger and the consummation of the merger contemplated thereby do not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or the articles of incorporation or bylaws of the Predecessor or, to such counsel's knowledge, any judgment or decree of any governmental body, agency or court having jurisdiction over the Predecessor or any of the Subsidiaries, and, to such counsel's knowledge, no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company and the Predecessor of their respective obligations under the Plan of Merger except such as have been obtained or are not material to the Company; the consummation of the Reincorporation does not contravene, or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time or both would constitute a breach of or default under), any provision of any Material Agreement;

                  (xviii) the merger contemplated by the Plan of Merger is effective under the laws of the State of California and the State of Delaware; the Company has succeeded to all of the rights, privileges, powers and franchises, and is subject to all of the restrictions, disabilities and duties, of the Predecessor as provided under Section 259 of the Delaware General Corporation Law; to the knowledge of such counsel, the Company has succeeded to all of the rights of the Predecessor with respect to each Material Agreement of the Predecessor, and all required material consents to the merger and assignments with respect to such Material Agreements have been obtained; all of the shares of capital stock of the Company have the same rights, preferences and privileges (except for differences resulting from applicable law) as described in the Prospectus; all of the outstanding options of the Predecessor outstanding as of the date set forth in the Prospectus are outstanding for that number of shares of Common Stock of the Company as described in the Prospectus, other than options which have terminated or expired by their terms and not as a result of the Reincorporation; the issuance of capital stock by the Company in the Reincorporation was in compliance with all applicable registration and qualification provisions of state securities or blue sky laws as are identified therein and was exempt from registration under the Securities Act; and

                  (xix) The statements in the Prospectus under the captions "Risk Factors--Regulatory Approvals Uncertain" and "Business--Government Regulation," insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus.

         In addition, such counsel shall state that in addition to rendering legal advice and assistance to the Company in the course of the preparation of the Registration Statement and the Prospectus, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, such counsel also participated in conferences with certain officers and other representatives of the Company, including its independent certified public accountants and with the Underwriters and their counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed; provided, such counsel may state that they have not independently verified the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus.

         In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that causes it to believe that (i) the registration statement (except as to the financial statements, the notes thereto, the schedules and the other financial and statistical data contained therein, as to which such counsel need not express any opinion or belief) at the date the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus (except as to the financial statements, the notes thereto, the schedules and the other financial and statistical data contained therein, as to which such counsel need not express an opinion or belief) as of its date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Registration Statement or the Prospectus (except as to the financial statements, the notes thereto, the schedules and the other financial and statistical data contained therein, as to which such counsel need not express any opinion or belief) did not comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder.

                  (d) The Underwriters shall have received on the Closing Date an opinion or opinions of counsel for the Selling Stockholders (who may also be counsel for the Company) to the effect that with respect to the Selling Stockholder that such counsel represents:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by or on behalf of such Selling Stockholder;

                           (ii) the execution and delivery by such Selling
                  Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder does not contravene any provision of applicable law, or the certificate of incorporation or bylaws of such Selling Stockholder (if such Selling Stockholder is a corporation) or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Stockholder (where such agreements and instruments have been identified to such counsel by such Selling Stockholder as all of the material agreements and instruments binding upon such Selling Stockholder) or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and, to such counsel's knowledge, no consent, approval, authorization or order of, or qualification with, any governmental body or governmental agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required under the Securities Act or by the securities or Blue Sky laws of the various states or international jurisdiction in connection with the offer and sale of the Shares (as to which such counsel need not opine);

                           (iii) to such counsel's knowledge, such Selling
                  Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder;

                           (iv) the Custody Agreement and the Power of Attorney
                  of such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder; and

                           (v) upon delivery of and payment for the stock to be
                  sold by such Selling Stockholder as provided in this Agreement and upon registration of the Shares in the names of the Underwriters (or their nominees) in the stock records of the Company (but without having conducted a search of the records of any governmental authority or any third person), the Underwriters will be the owners of the Shares, free and clear of any adverse claim, security interests, liens, equities and other encumbrances, provided that the Underwriters are purchasing the Shares in good faith and without notice of any adverse claim.

                  The opinions of Fenwick & West LLP described in paragraphs (c) and (d) above (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Moore & Blatch, counsel for OSL, dated the Closing Date, to the effect that:

                           (i) OSL has been duly incorporated, is validly
                  existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the United Kingdom;

                           (ii) all of the issued shares of capital stock of OSL
                  have been duly validly authorized and issued, are fully paid and non-assessable, and owned directly by the Company, free and clear of all liens and encumbrances;

                           (iii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement will not contravene any provision of English law or the Memorandum of Articles of Association of OSL;

                  (f) The Underwriters shall have received on the Closing Date an opinion of Bird, Bird and Huestres, counsel for OSI Puerto Rico, dated as of the Closing Date, that OSI Puerto Rico is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on OSI Puerto Rico.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in the first clause of subparagraph (c)(i), in subparagraphs (c)(vi), (c)(viii), (c)(ix), (c)(xi) (but only as to the opinion in clause (I) thereof) and (c)(xiii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and the second paragraph following the enumerated opinions in paragraph (c) above. Such opinion shall also cover the matters referred to in subparagraph (d)(i).

                  (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Peat Marwick LLP, independent certified public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (i) The "lock-up" agreements between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the Additional Shares.

         7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 P.M. local time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending September 30, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) To pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the Blue Sky memorandum, (iv) all filing fees and reasonable disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and, if approved by the Company, the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

                  (g) To not release any shares of Common Stock from any restrictions imposed upon such shares by the Lock-Up Agreements without the prior written consent of Morgan Stanley.

                  (h) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time.

                  (i) To pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; provided such fees and disbursements would not otherwise have been incurred by the Underwriters in connection with the sale of the Shares.

         Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         8. EXPENSES OF SELLING STOCKHOLDERS. The Underwriters shall not be liable for any expenses of any Selling Stockholders in connection with the sale of their Shares in the offering. Subject to any agreements between the Company and Selling Stockholders providing that the Company shall pay Selling Stockholder expenses, each Selling Stockholder, severally and not jointly, agrees to pay or cause to be paid (i) all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder and (ii) such Selling Stockholder's pro rata share of expenses of counsel for the Selling Stockholders.

         9. INDEMNITY AND CONTRIBUTION.

        (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

        (b) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

        (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls any Underwriter or the Company within the meaning of either
    Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

        (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

        (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b), (c) or (d) of this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may reasonably designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or
    Section 20 of the Exchange Act, (ii) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such controlling persons of the Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

        (f) To the extent the indemnification provided for in paragraph (a),
    (b), (c) or (d) of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of each Seller and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

        (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (f) of this
    Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        (h) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and
    (iii) acceptance of and payment for any of the Shares. The aggregate liability of each Selling Stockholder under the indemnity and contribution agreements contained in this Section 9 and under the representations and warrants contained in paragraph (f) of Section 2 hereof shall be limited to an amount equal to the net proceeds received by such Selling Stockholder (before deducting expenses) from the offering of the Shares sold by such Selling Stockholder.

         10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         11. EFFECTIVENESS: DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions placed upon it in this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement that are within its control, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                           Very truly yours,

                                           OCULAR SCIENCES, INC.



                                           By:
                                              --------------------------------
                                                Name:
                                                Title:



                                           THE SELLING STOCKHOLDERS NAMED IN
                                           SCHEDULE I HERETO, ACTING SEVERALLY



                                           By:
                                              --------------------------------
                                                Attorney-in-Fact


Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED
BEAR, STEARNS & CO. INC.
COWEN & COMPANY

Acting severally on behalf of themselves and the several Underwriters named in
   Schedule II hereto.

By:         Morgan Stanley & Co. Incorporated



            By:
               --------------------------------

                                   SCHEDULE I

                                         Number of               Number of
                                        Firm Shares          Additional Shares
Selling Stockholder                     To Be Sold               To Be Sold
-------------------                     -----------          -----------------
Galen Partners, L.P.                     317,333                  413,503
Galen Partners International, L.P.        32,667                   42,566
Allergan, Inc.                           475,201                  330,868
John Fruth                               741,591                  258,409
Geoffrey H. Galley                     1,225,744                        0
Anthony Galley                           550,880                        0
Albert Morland                            86,400                        0
Barrie Bevis                              86,400                        0
Ivor Atkinson                             43,200                        0
Ronald Hansman                            36,894                   31,505
Anita Hall                                 3,690                    3,149
                                         -------                ---------

                                   SCHEDULE II

                                                                  Number of
                                                                 Firm Shares
Underwriter                                                    To Be Purchased
-----------                                                    ---------------
Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Cowen & Company















         Total:                                                     7,200,000